EXHIBIT 10.28

SECOND AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “FIRST Amendment”) dated this 23rd day of October, 2002, is by and between 475 - 17TH STREET, CO., a Limited Partnership (“Landlord”) and Collis P. Chandler, III, (“Tenant”).

RECITALS:

A.	Landlord and Tenant entered into a certain Office Building Lease, dated January 31, 2000 (the “Base Lease”). The Base Lease, the First Amendment of Lease, and this Second Amendment of Lease shall hereinafter be referred as “Lease” pertaining to certain premises located in the building commonly known as The 475 17th Street Building, Suite 860, 475 17th Street, Denver, Colorado 80202 (the “Original Premises”), as more particularly described in the Lease.

B.	Terms defined in the Base Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease except to the extent that the meaning of such term is specifically modified by the provisions hereof.

NOW, THEREFORE, in consideration of the mutual covenants as hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Recitals: The foregoing recitals are true and correct and incorporated herein by this reference.

2.	Relocation and Expansion: Landlord agrees to allow Tenant to relocate with an expansion to Suite 1210 consisting of approximately 2,930 rentable square feet (r.s.f.) (“Premises”).

3.	Term: The Primary Lease Term shall commence February 1, 2003, (“Commencement Date”) and terminate January 31, 2008 (the “Termination Date”).

4.	Base Rate: Commencing February 1, 2003 and terminating January 31, 2008, the Base Rent shall be equal to the sum of Two Hundred Fifty-four Thousand Nine Hundred Ten and 00/100 Dollars ($254,910.00) which sum shall be payable to Landlord as follows:

02/01/03 - 01/31/05 @ $17.00/rsf = $4,150.83/mo

02/01/05 - 01/31/07 @ $17.50/rsf = $4,272.92/mo

02/01/07 - 01/31/08 @ $18.00/rsf = $4,395.00/mo

5.	Pro Rata Share: Tenant’s Pro Rata Share shall be 1.9204%.

6.	Tenant Improvements: Landlord hereby grants to Tenant a tenant finish allowance sufficient for the build out of Suite 1210 per the attached space plan. In addition, Landlord agrees to relocate tenant from Suite 544 to Suite 1210. This relocation is for the physical moving of furniture located within the suite (excluding computer and telephone cabling). If Tenant requires Tenant Work in excess of the Tenant Finish allowance described above, then Tenant agrees that it shall pay for these changes.

7.	Right of Refusal: Provided Tenant has kept and performed all the terms, covenants, and conditions herein contained on its part to be performed, it shall, subject and subordinate to any existing tenant’s rights to renew or expand, affecting the Additional premises, have “Right of First Refusal” on Suite 1200 of the Building. (Right of First Refusal of space hereinafter the “Additional Premises”). If Landlord desires to execute a Lease for the Additional Premises to a prospective tenant, Landlord shall, prior to execution of a lease, first notify Tenant. Tenant shall have five (5) business days in which to notify Landlord in writing that it is exercising its Right of First Refusal. If Tenant fails to so notify Landlord or elects not to exercise its right then the offer at that point and time shall become null and void and Landlord shall have all rights to continue its transaction with the prospective tenant. If Tenant elects to exercise its Right of First Refusal as to such Additional Premises, Tenant shall lease such Additional Premises on terms negotiated at that time.

8.	Termination: Tenant shall have a one-time right to terminate this Lease effective at 12:01 a.m. February 1, 2006. Tenant shall notify Landlord in writing prior to June 30, 2005 if Tenant decides to terminate. Upon termination, a fee equal to the sum of the unamortized tenant finish costs, architectural fees, mechanical and electrical engineering fees and commissions incurred by the Landlord in connection herewith, together with an annual rate of return equal to 10% per annum (the “Termination fee”) shall be paid to Landlord. The unamortized costs shall be determined upon completion of construction.

9.	Security Deposit: Landlord agrees to hold on account the current security deposit of Eight Hundred Twenty-five Dollars and 42/100 ($825.42).

10.	Except as specifically amended by the provisions provided hereof, the terms and provisions in the Lease shall continue to govern the rights and obligations of the parties thereunder, and all provisions and covenants of the Lease shall remain in full force and effect as stated therein. This Second Amendment of Lease, the First Amendment of Lease, and the Base Lease, shall be construed as one instrument.

11.	The terms, provisions and covenants of this Second Amendment of Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12.	The Lease as amended by this Second Amendment and the First Amenment, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Base Lease, as amended by this Second Amendment of Lease, and the First Amendment of Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of the Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF the parties hereto have executed this indenture by affixing their corporate seals by their authorized officers in that behalf, or by Tenant’s signature hereto, as of the date first above written.

LANDLORD: 475 - 17th Street, Co., a Colorado limited partnership		TENANT: Collis P. Chandler III

By:	/s/ John Fletcher III	By:	/s/ Collis P. Chandler III
	John Fletcher III		Print:	Collis P. Chandler III
	General Partner		Its:	President